EXHIBIT 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110299844-60
Filing Date and Time 04/22/2011 10:38 AM
Entity Number E0231292011-9

ARTICLES OF INCORPORATION

(PURSUANT TO NRS CHAPTER 78)

1.  Name of Corporation: RAINBOW INTERNATIONAL, CORP.

2.  Resident Agent: INCORP SERVICES, INC.

Name and Street:   2360 Corporate Circle, Suite 400

Henderson, Nevada 89074-7722

3. Shares: Number of shares with par value:   75,000,000   Par value per share:  $0.0010

Number of shares without par value:  0

4. Name & VLADIMIR BIBIK

Addresses of Board

of Directors/Trustees: 2360 Corporate Circle - Suite 400, Henderson, NV 89074-7722

5. Purpose: ANY LEGAL PURPOSE

6. Names, Addresses

and Signature

of Incorporator: INCORP SERVICES, INC.            /s/    INCORP SERVICES, INC.

          Incorporator Signature

2360 Corporate Circle - Suite 400, Henderson, NV 89074-7722

7. Certificate of Acceptance

of Appointment of

Registered Agent: I hereby accept appointment as Resident Agent for the above named corporation:

    /s/    INCORP SERVICES, INC.   Date: 04/22/2011

Authorized Signature of Registered Agent

or On Behalf of Registered Agent Entity